Exhibit 99.1

Solta Medical Reports First Quarter Results

First Quarter Revenue Up 23% from Prior Year

Launch of Liposonix Exceeds Expectations

HAYWARD, Calif., May 1, 2012 — Solta Medical, Inc. (NASDAQ: SLTM), a global leader in the medical aesthetics market, today announced results for the first quarter ended March 31, 2012. Revenue for the first quarter was $32.5 million, an increase of $6.0 million, or 23%, as compared to the first quarter of 2011. Revenue from Liposonix, the Company’s non-invasive fat reduction system, was $7.6 million, which was generated from sales of 78 new systems, 11 system upgrades, and associated consumables. As previously announced, the Company launched the second generation Liposonix system in January 2012. In addition, product revenue from treatment tips and consumables grew sequentially from the fourth quarter of 2011 by 6% and accounted for 52% of total revenue.

“The acceptance and feedback from physicians and their patients on the second generation Liposonix fat reduction procedure continues to be very positive. In fact, 20 of the key physician opinion leaders with which we placed Liposonix systems for their evaluation and feedback in December have purchased the system,” said Stephen J. Fanning, Chairman, President & CEO. “In the first quarter, much of our sales and marketing efforts were devoted to the launch of Liposonix, especially in North America and we achieved a stronger than expected start. Going forward we are enhancing our focus to promote sales growth across all our product lines while we build on the market momentum for Liposonix. In addition, we look forward to expanding our Liposonix commercialization efforts in markets outside of North America over the course of the year, pending additional regulatory clearances.”

GAAP net loss for the quarter was $8.8 million as compared to GAAP net loss of $1.0 million reported for the first quarter of 2011. Non-GAAP net loss for the quarter was $0.8 million or $0.01 per share as compared to non-GAAP net income of $0.7 million, or $0.01 per diluted share for same period last year.

Solta Medical’s GAAP results for the first quarter include a $4.7 million charge for a fair value reassessment of the expected earn out payments associated with the acquisition of Liposonix, $2.1 million of non-cash amortization and other acquisition related charges, and $1.1 million of non-cash stock based compensation charges. The Company provides non-GAAP financial measures that exclude these charges and expenses. A reconciliation of GAAP to non-GAAP results is provided in the tables included in this release.

Financial Outlook for 2012

The company updated its financial outlook for 2012 as follows:

•

Revenue for the full year 2012 is now expected to be in the range of $140 million to $143 million representing year-over-year revenue growth of 20% to 23% driven by sales of the second generation Liposonix system.

•

Non-GAAP gross margin is estimated to be in the range of 63% to 66% for the full year 2012. Non-GAAP gross margin excludes non-cash amortization charges, non-cash stock based compensation charges, severance costs, and acquisition related adjustments. Non-GAAP gross margin for the first quarter was approximately 68%.

•

Positive non-GAAP EBITDA for every quarter and for the full-year 2012. Non-GAAP EBITDA excludes non-cash amortization charges, non-cash stock based compensation charges, severance costs, and acquisition related adjustments. Positive non-GAAP EBITDA for the first quarter was $550,000.

Non-GAAP Presentation

To supplement the condensed consolidated financial information presented on a GAAP basis, management has provided non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP EBITDA, non-GAAP net income (loss) and non-GAAP earnings (loss) per share measures that exclude the impact of acquisition related adjustments, severance costs, acquisition related costs, and stock-based compensation expenses. The Company believes that these non-GAAP financial measures provide investors with insight into what is used by management to conduct a more meaningful and consistent comparison of the Company’s ongoing operating results and trends, compared with historical results. This presentation is also consistent with the measures management uses to measure the performance of ongoing operating results against prior periods and against our internally developed targets. There are limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP and the reconciliation of non-GAAP financial measures attached to this release.

Conference Call Information

The Company will also host a conference call and webcast today, Tuesday, May 1, 2012, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific) to discuss the financial results and current corporate developments. The dial-in number for the conference call is 877-941-6010 for domestic participants and 480-629-9770 for international participants.

To access the live webcast of the call, go to Solta Medical’s website at www.solta.com and click on Investor Relations. An archived webcast will also be available at www.solta.com.

About Solta Medical, Inc.

Solta Medical, Inc. is a global leader in the medical aesthetics market providing innovative, safe, and effective solutions for patients that enhance and expand the practice of medical aesthetics for physicians. The company offers six aesthetic energy devices to address a range of issues, including skin resurfacing and rejuvenation with Fraxel® and Clear + Brilliant(TM), body contouring and skin tightening with Liposonix®

and Thermage® and acne reduction with Isolaz® and CLARO(TM). As the innovator and leader in fractional laser technology, Fraxel delivers minimally invasive clinical solutions to resurface aging and sun damaged skin. Using similar fractional laser technology, Clear + Brilliant is a unique, cost-effective treatment to prevent and improve the early signs of photoaging. For body contouring, Liposonix is a non-surgical treatment to reduce waist circumference with advanced high-intensity focused ultrasound (HIFU) technology to permanently destroy targeted fat beneath the skin. Thermage is an innovative, non-invasive radiofrequency procedure for tightening and contouring skin. Isolaz was the first laser or light based system indicated for the treatment of inflammatory acne, comedonal acne, pustular acne, and mild-to-moderate inflammatory acne. CLARO is a personal care acne system that is the first FDA cleared over-the-counter IPL device that uses a powerful combination of both heat and light to clear skin quickly and naturally. More than two million procedures have been performed with Solta Medical’s portfolio of products around the world. For more information about Solta Medical, call 1-877-782-2286 or log on to www.Solta.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for 2012. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties, which may cause Solta Medical’s actual results to differ materially from the statements contained herein. Factors that might cause such a difference include the risk that physician adoption of our systems does not grow, the risk that customers do not continue to purchase treatment tips, the possibility that the market for the sale of new products does not develop as expected, and the risks relating to Solta Medical’s ability to achieve its stated financial goals as a result of, among other things, economic conditions and consumer and physician confidence causing changes in consumer and physician spending habits that affect demand for our products and treatments. Further information on potential risk factors that could affect Solta Medical’s business and its financial results are detailed in its Form 10-K for the year ended December 31, 2011, and other reports as filed from time to time with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, especially guidance on future financial performance, which speaks only as of the date they are made. Solta Medical undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

SOURCE Solta Medical, Inc.

CONTACT:

Jack Glenn	Doug Sherk/Jenifer Kirtland
Chief Financial Officer	EVC Group
510-786-6890	415-896-6820

Web Site: http://www.Solta.com

Solta Medical, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands of dollars, except share and per share data)

(unaudited)

	Three Months Ended March 31,
	2012	2011
Net revenue	$32,454	$26,451
Cost of revenue	12,211	8,390

Gross margin	20,243	18,061

Operating expenses:
Sales and marketing	13,946	11,818
Research and development	5,305	3,565
General and administrative	4,660	3,726
Remeasurement of contingent consideration liability	4,700	—

Total operating expenses	28,611	19,109

Loss from operations	(8,368)	(1,048)
Interest income	3	14
Interest expense	(351)	(53)
Other income and expense, net	(26)	127

Loss before income taxes	(8,742)	(960)
Provision for income taxes	57	65

Net loss	$(8,799)	$(1,025)

Net loss per share — basic and diluted	$(0.14)	$(0.02)

Weighted average shares outstanding used in calculating net loss per share:
Basic and diluted	61,352,524	59,900,703

Solta Medical, Inc.

NON-GAAP RECONCILIATION OF GROSS MARGIN, OPERATING INCOME (LOSS), EBITDA, NET INCOME

(LOSS) AND NET INCOME (LOSS) PER SHARE

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended March 31,
	2012	2011
GAAP Gross margin	$20,243	$18,061

GAAP gross margin as % of sales	62%	68%

Non-GAAP adjustments to gross margin:
GAAP Gross margin	$20,243	$18,061
Amortization and other non-cash acquisition related charges	1,658	845
Stock-based compensation	112	69

Non-GAAP gross margin	$22,013	$18,975

Non-GAAP gross margin as % of sales	68%	72%

GAAP loss from operations	$(8,368)	$(1,048)
Non-GAAP adjustments to net loss from operations:
Amortization and other non-cash acquisition related charges	2,017	1074
Remeasurement of contingent consideration liability	4,700	—
Acquisition-related expenses	93	—
Severance expenses	30	—
Stock-based compensation	1,140	669

Non-GAAP income (loss) from operations	$(388)	$695
Depreciation expenses	938	782

Non-GAAP EBITDA	$550	$1,477

GAAP net loss	$(8,799)	$(1,025)
Non-GAAP adjustments to net loss:
Amortization and other non-cash acquisition related charges	2,017	1,074
Remeasurement of contingent consideration liability	4,700	—
Acquisition-related expenses	93	—
Severance expenses	30	—
Stock-based compensation	1,140	669

Non-GAAP net income (loss)	$(819)	$718

GAAP basic net loss per share	$(0.14)	$(0.02)
Non-GAAP adjustments to basic loss per share:
Amortization and other non-cash acquisition related charges	$0.03	$0.02
Remeasurement of contingent consideration liability	$0.08	$0.00
Acquisition-related expenses	$0.00	$0.00
Severance expenses	$0.00	$0.00
Stock-based compensation	$0.02	$0.01

Non-GAAP basic net income (loss) per share	$(0.01)	$0.01

Non-GAAP diluted net income (loss) per share	$(0.01)	$0.01

GAAP weighted average shares outstanding used in calculating basic net loss per share	61,352,524	59,900,703

GAAP weighted average shares outstanding used in calculating diluted net loss per share	61,352,524	59,900,703
Adjustments for dilutive potential common stock	—	4,282,730

Weighted average shares outstanding used in calculating non-GAAP diluted net income (loss) per share	61,352,524	64,183,433

Solta Medical, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands of dollars, except share and per share data)

(unaudited)

	March 31, 2012	December 31, 2011

ASSETS
Current assets:
Cash and cash equivalents	$11,785	$17,417
Accounts receivable	14,299	13,282
Inventories	17,354	16,524
Prepaid expenses and other current assets	8,137	8,626

Total current assets	51,575	55,849
Property and equipment, net	6,767	6,818
Purchased intangible assets, net	47,616	49,352
Goodwill	96,620	96,620
Other assets	659	659

Total assets	$203,237	$209,298

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$6,535	$5,767
Accrued liabilities	15,176	16,126
Current portion of contingent consideration liability	16,000	—
Current portion of deferred revenue	4,233	4,521
Short-term borrowings	6,103	7,441
Customer deposits	1,182	610

Total current liabilities	49,229	34,465
Deferred revenue, net of current portion	721	824
Term loan, net of current portion	15,473	16,959
Non-current tax liabilities	2,986	2,975
Contingent consideration liability	16,500	27,800
Other liabilities	122	92

Total liabilities	85,031	83,115

Stockholders’ equity:
Common stock, $0.001 par value:
100,000,000 shares authorized 61,541,881, and 61,130,740 shares issued and outstanding at March 31, 2012 and December 31, 2011	62	61
Additional paid-in capital	199,386	198,565
Accumulated deficit	(81,242)	(72,443)

Total stockholders’ equity	118,206	126,183

Total liabilities and stockholders’ equity	$203,237	$209,298